Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Arcturus Therapeutics Holdings Inc. dated March 15, 2019.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 15, 2019	A member of Ernst & Young global